SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.
                               SCAN-OPTICS, INC.
                                 Registrant

                                         By:        /ss/
                                               _________________
                                               Richard I. Tanaka
                                               Chairman, Chief Executive
                                               Officer and Director
                                         Date:      March 25, 1996